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Mace Security International, Inc.
1000 Crawford Place, Suite 400
Mt. Laurel, NJ 08054
(856) 778-2300 - www.mace.com
Eduardo Nieves, Jr., Investor Relations

FOR IMMEDIATE RELEASE
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     MACE SECURITY INTERNATIONAL EXPANDS INTO TRUCK WASH SERVICE BUSINESS
   WITH TWO MAJOR TRUCK WASH CHAINS GENERATING $4.1 MILLION IN ANNUAL SALES

Mount Laurel, New Jersey, March 27, 2000 -- Mace Security International, Inc.
(Mace) (Nasdaq: Mace) today announced that it has entered into the truck wash service business by completing the acquisition of Red Baron Truck Wash (Red Baron), a truck wash chain operating five locations. Two of the locations are in Arizona with the three other locations being in Indiana, Ohio and Texas. The Company also announced that it has an executed definitive purchase agreement to acquire Planet Truck Wash (Planet), a truck wash chain operating two locations in Amarillo and El Paso, Texas.

The Planet Truck Wash agreement is subject to customary closing conditions. There can be no assurance that this acquisition will ultimately be closed. However, the Company is confident that the conditions will be satisfied.

The Red Baron and Planet truck wash chains are well-established businesses. Planet operates unique automated washing and waxing equipment specifically designed for tractor-trailer and fleet transport vehicles. Combined, Red Baron and Planet consist of seven locations generating approximately $4.1 million annually.

The Company believes that the truck wash service industry generates revenues of approximately one billion dollars annually consisting of small chains and several individually owned truck washes throughout the United States. The largest truck wash chain controls less than five percent of the entire market. Mace entered this industry to maximize its opportunity of becoming a national provider of vehicle cleaning services nationwide. In addition, Planet's automated system is very similar to the automated car wash equipment used by the Company. The Company believes that this addition is a natural fit to Mace's current business plan.

Mace anticipates growth within this industry through the construction of additional locations and the acquisition of other existing profitable locations. Mace plans to implement a strategic plan focused on establishing long term fleet account contracts with reputable truck service related businesses nationwide. The fleet account contract opportunities are anticipated to be realized as the Company begins to establish a critical mass of truck wash locations across the nation. Currently, Red Baron and Planet have several small fleet account contracts.

Louis D. Paolino, Jr., CEO and Chairman of Mace, said, "We are pleased to be expanding our operation into the specialized wash service sector of the industry. The truck wash sector of the automotive industry is under-developed and has tremendous potential for significant growth throughout the United States. We feel that our penetration into this business is exciting for Mace's current operation because it significantly enhances and broadens our growth opportunities. The truck wash service business is similar to the car wash service business because it contains high profit margins, real assets and achievable internal growth potential. Mace's truck wash division plans to maximize internal growth by establishing long term fleet account contracts."

Mr. Paolino added, "Jim Grandlich, Red Baron's founder, owner and president, will continue with Mace and direct the development and operational expansion plan for the Company's truck wash division. Mr. Grandlich
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has over 20 years experience in the truck wash business, including eight years as general manager of Blue Beacon Truck Wash, which is one of the largest truck wash chains in the country. His broad experience makes him a valuable asset as we begin to implement our truck wash operational and growth strategies."

Mace Security International, Inc. is a provider of car care services, which owns and operates numerous car washes nationwide. The Company, through its wholly owned subsidiary, Innovative Control Systems, Inc., is also a leading manufacturer and supplier of a Windows-based computerized car wash tunnel control system. Additionally, MSI is a leading producer of less lethal defense sprays for the consumer market.

THIS PRESS RELEASE INCLUDES STATEMENTS WHICH MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITATION, RISKS RELATING TO THE FINANCIAL OUTCOMES OF THE PLANNED BUSINESS AND GROWTH STRATEGIES, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED.
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